                                         Exhibit (10)-21
                                         Unicom Corporation and
                                         Commonwealth Edison Company
                                         Form 10-K File Nos. 1-11375 and 1-1839




                    THIRD AMENDMENT TO EMPLOYMENT AGREEMENT


        This THIRD AMENDMENT dated as of March 8th, 1999 (the "Third Amendment") to the Employment Agreement dated as of March 10, 1998 by and among the parties hereto, as previously amended by the First and Second Amendments thereto (as so amended, the "Existing Employment Agreement"), is made by and among Unicom Corporation, an Illinois corporation ("Unicom"), Commonwealth Edison Company, an Illinois corporation ("ComEd"), and John W. Rowe ("Executive").

        WHEREAS, the Compensation Committee of the Board of Directors of each of Unicom and ComEd and Executive have determined that it is desirable to amend and supplement certain provisions of the Existing Employment Agreement relating to a potential Change in Control of ComEd or Unicom and to clarify certain other provisions of the Existing Employment Agreement; and

        NOW THEREFORE, in consideration of their mutual undertakings set forth in this Third Amendment, the parties hereto agree as follows:


                                       I

    Each term used in this Third Amendment which is defined in the Existing Employment Agreement shall have the meaning specified in therein unless otherwise defined in this Third Amendment. Each reference to "this Agreement" in the Existing Employment Agreement shall, from and after the date hereof, refer to the Existing Employment Agreement as amended by this Third Amendment.


                                      II

    Section 1.9 is amended by substituting "Article IX" for "Article VIII."


                                      III

    Section 1.39 is amended by substituting "the first 24 months" for the words "two years" immediately preceding "after a Change in Control" in the proviso at the end of such Section.

                                      IV

    Section 1.41 is amended and restated to read in its entirety as follows:


            1.41  "Taxes" means federal, state, local or other income,
                   -----
        employment or other taxes.


                                       V

    Sections 6.3(a) and 6.3(b) are amended and restated to read in their entirety as follows:

            6.3 Retirement Benefits.
                -------------------

            (a) Upon the first to occur of Executive's Early Retirement or Normal Retirement, a Termination Without Cause, a Termination for Good Reason, or a Termination of Employment by reason of death or Disability (any of the foregoing, a "SERP Payment Event"), Executive (or, in the event of his death, his surviving spouse) shall thereafter receive a retirement benefit (the "SERP Benefit") determined pursuant to Section 6.3(b).

            (b) The SERP Benefit to be provided to Executive during any year shall equal an amount which, when added to all other retirement benefits provided to Executive by the Company and its Affiliates during such year (including payments under the Service Annuity System, the Supplemental Retirement Plan, the Social Security supplement paid by ComEd until Executive attains age 65, any retirement benefit paid pursuant to
        Section 8.3(c), and any other sources) results an aggregate annual retirement benefit equal to the annual retirement benefit that would have been payable under the Service Annuity System (including under the Supplemental Retirement Plan) as in effect on the Agreement Date, calculated as though Executive had:

                (i) retired at age 60 (or, if greater, his attained age upon the first SERP Payment Event), and

                (ii) accrued 20 years of service on the Commencement Date and one additional year of service on each Anniversary Date occurring on or before the Termination Date;

        provided, however, that in no event shall any SERP Benefit be payable:

                (A) during the Severance Period,

                (B) in the event that, before the first SERP Payment Event,
            Executive shall have received a Notice of Termination and his employment is subsequently terminated by the Company for Cause, or

                (C) in the event of any Termination of Employment other than in connection with a SERP Payment Event.

        In addition, Executive's right to receive the SERP Benefit shall be subject to Section 7.7.


                                      VI

     Section 7.3 is amended by revising the introductory phrase before paragraph
(a) of such Section to read in full as follows:

        Except as otherwise provided in Section 8.3, in the event of a Termination Without Cause or a Termination for Good Reason:


                                      VII

     Section 7.7 is amended by substituting "Article IX" for all references to "Article VIII" included therein.


                                     VIII

     Article IX is redesignated as Article X; Article VIII is redesignated as
Article IX, and a new Article VIII is added to read in full as follows:

                                  ARTICLE VIII
                       EFFECTS OF CERTAIN CONTROL CHANGES

            8.1 Effect on Certain Defined Terms.  In the event of a Termination
                -------------------------------
        Without Cause or a Termination for Good Reason for which the Termination Date occurs at any time during the period beginning on the date on which a Change in Control first occurs and ending 24 months after such date (such period, the "Post-Change Period"):

(a)  the term "Formula Annual Incentive" shall mean the greater of (i)
               ------------------------
            that amount determined pursuant to Section 1.23 or (ii) Executive's target Annual Incentive determined as of the Termination Date; and

                (b) the term "Good Reason" shall have the meaning specified in
                              -----------
            Section 1.24, except that, subject to the proviso at the end of
            Section 1.24, any one or more of the following acts or omissions shall also constitute Good Reason:

(i)  a determination by Executive, made in good faith at any time during the
                Post-Change Period, that, as a result of a Change in Control, he is substantially unable to perform, or that there has been a material reduction in, any of his duties, functions, responsibilities or authority;

                    (ii) the failure for any reason of any successor to the Company to assume this Agreement in writing as required by
                Section 8.2;

                    (iii) a relocation of the principal offices of the Company at any time during the Post-Change Period by more than 50 miles from the location of such offices immediately before the date on which such Post-Change Period begins; or

                    (iv) during any 12-month period commencing after the Change of Control, any increase of at least 20% in the amount of time that Executive is required to devote to business-related travel outside of the metropolitan Chicago, Illinois area relative to the amount of time that Executive devoted to such business travel during the 12-month period immediately prior to the Change in Control, but only to the extent that such increase is attributable to requirements imposed upon Executive by the Board.

            8.2 Successor(s).  Before the consummation of any Change in Control,
                ------------
        the Company shall obtain from each Person that becomes a successor of the Company by reason of the Change in Control, the unconditional written agreement of such Person to assume this Agreement and to perform all of the obligations of the Company hereunder.

            8.3 Termination Without Cause or for Good Reason During Post-Change
                ---------------------------------------------------------------
        Period.  In the event of a Termination Without Cause or a Termination
        ------
        for Good Reason for which the Termination Date occurs during a Post-Change Period, the provisions of Section 7.3 shall be inapplicable and, in lieu thereof:

                (a) Executive shall receive a lump sum equal to his Accrued Base
            Salary, Accrued Annual Incentive, and Prorated

            Annual Incentive (determined by reference to the Formula Annual Incentive computed in accordance with Section 8.1(a));

                (b) Executive shall receive a lump sum equal to three (3.0)
            times the sum of (x) his Base Salary in effect during the calendar year preceding the Termination Date and (y) his Formula Annual Incentive (computed in accordance with Section 8.1(a)) determined as of the Termination Date;

                (c) Executive and his family shall receive for the duration of the Severance Period, a continuation of the benefits described in
            Section 6.4 to which Executive and his family are entitled as of the Termination Date (or, if such benefits are not available, the economic equivalent thereof) and, upon the expiration of the Severance Period, Executive and his spouse shall be entitled to Post-Retirement Health Care Coverage in accordance with the provisions of Section 7.6;

                (d) ComEd shall, at its expense, engage a professional
            outplacement organization which shall provide individual outplacement services to Executive for a period of six months commencing on the Termination Date, subject to extension for an additional period of six months in the sole discretion of ComEd;

                (e) each of Executive's Options that is exercisable on the
            Termination Date shall remain exercisable until the applicable Option Expiration Date;

                (f) each of Executive's Options that is not fully exercisable as of the Termination Date shall immediately become fully exercisable and shall thereafter remain exercisable until the applicable Option Expiration Date;

                (g) all forfeiture conditions which as of the Termination Date are applicable to any deferred stock unit, restricted stock or restricted share units awarded to Executive by the Company pursuant to the LTIP, a successor plan, or otherwise at any time during the Contract Term shall lapse immediately; and

(h)  If all or any portion of any of Executive's awards under any other bonus or incentive arrangement under the LTIP shall for any reason be unvested as of the Termination Date, the Company shall pay Executive a benefit equal to the increase in the benefit that Executive would have received if the unvested portion of such benefit had become fully vested as of the Termination Date.

            8.4 Enhanced Retirement Benefit.
                ---------------------------

                (a) In the event of a Termination Without Cause or a Termination for Good Reason for which the Termination Date occurs during the Post-Change Period, the aggregate amount of Executive's annual retirement benefit pursuant to Section 6.3(a) shall be computed on the basis of the assumptions set forth in such Section 6.3(a), together with the additional assumptions that Executive had:

                (x) attained as of the Termination Date an age that is three greater than the age determined pursuant to clause (x) of Section 6.3(a),

                (y) accrued a number of years of service that is three years greater than the number of years of service determined pursuant to clause (y) of Section 6.3(a), and

                (z) received the lump-sum severance benefit specified in Section
            8.3(b) in equal monthly installments during the Severance Period.

                (b) For purposes of applying the adjustments necessary to give effect to the form in which Executive may from time to time elect to receive his SERP Benefit pursuant to Section 6.3(c), the term "Service Annuity System" shall refer to Service Annuity System as in effect on the last date preceding the Post-Change Period if the amount of the SERP Benefit (in the form in which Executive elects to receive it) would otherwise be reduced by application of the adjustments provided for under the Service Annuity System as in effect as of the Termination Date.

            8.5 Gross-Up for Certain Taxes.
                --------------------------

                (a) If it is determined by the Company's independent auditors that any monetary or other benefit received or deemed received by Executive from the Company or any Affiliate pursuant to this Agreement or otherwise, whether or not in connection with a Change in Control (such monetary or other benefits collectively, the "Potential Parachute Payments"), is or will become subject to any excise tax under Section 4999 of the Code or any similar tax under any United States federal, state, local or other law (such excise tax and all such similar taxes collectively, "Excise Taxes"), then the Company shall, subject to Sections 8.10 and 8.11, within five business days after such determination, pay Executive an amount (the "Gross-Up Payment") equal to the product of:

                (i)  the amount of such Excise Taxes multiplied by

                (ii) the Gross-Up Multiple (as defined in Section 8.8).

        The Gross-Up Payment is intended to compensate Executive for all Excise Taxes payable by Executive with respect to Potential Parachute Payments and all Taxes or Excise Taxes payable by Executive with respect to the Gross-Up Payment.

                (b) The determination of the Company's independent auditors described in Section 8.5(a), including the detailed calculations of the amounts of the Potential Parachute Payments, Excise Taxes and Gross-Up Payment and the assumptions relating thereto, shall be set forth in a written certificate of such auditors (the "Company Certificate") delivered to Executive. Executive or the Company may at any time request the preparation and delivery to Executive of a Company Certificate. The Company shall cause the Company Certificate to be delivered to Executive as soon as reasonably possible after such request.

            8.6 Determination by Executive.
                --------------------------

                (a) If (i) the Company shall fail to deliver a Company Certificate to Executive within 30 days after its receipt of his written request therefor, or (ii) at any time after Executive's receipt of a Company Certificate, Executive disputes either (x) the amount of the Gross-Up Payment set forth therein or (y) the determination set forth therein to the effect that no Gross-Up Payment is due (whether by reason of Section 8.11 or otherwise), then Executive may elect to require the Company to pay a Gross-Up Payment in the amount determined by Executive as set forth in an Executive Counsel Opinion (as defined in Section 8.9). Any such demand by Executive shall be made by delivery to the Company of a written notice which specifies the Gross-Up Payment determined by Executive (together with the detailed calculations of the amounts of Potential Parachute Payments, Excise Taxes and Gross-Up Payment and the assumptions relating thereto) and an Executive Counsel Opinion regarding such Gross-Up Payment (such written notice and opinion collectively, the "Executive's Determination"). Within 30 days after delivery of an Executive's Determination to the Company, the Company shall either (i) pay Executive the Gross-Up Payment set forth in the Executive's Determination (less the portion thereof, if any, previously paid to Executive by the Company) or (ii) deliver to Executive a Company Certificate and a Company Counsel Opinion (as defined in Section 8.9), and pay Executive the Gross-Up Payment specified in such Company

        Certificate. If for any reason the Company fails to comply with the preceding sentence, the Gross-Up Payment specified in the Executive's Determination shall be controlling for all purposes.

                (b) If Executive does not request a Company Certificate, and the Company does not deliver a Company Certificate to Executive, then (i) the Company shall, for purposes of Section 8.11, be deemed to have determined that no Gross-Up Payment is due and (ii) Executive shall not pay any Excise Taxes in respect of Potential Parachute Payments except in accordance with Sections 8.10(a) or (d).

            8.7 Additional Gross-Up Amounts.  If for any reason (whether
                ---------------------------
        pursuant to subsequently enacted provisions of the Code, final regulations or published rulings of the IRS, a final judgment of a court of competent jurisdiction, a determination of the Company's independent auditors set forth in a Company Certificate or, subject to the last two sentences of Section 8.6(a), an Executive's Determination) it is later determined that the amount of Excise Taxes payable by Executive is greater than the amount determined by the Company or Executive pursuant to Section 8.5 or 8.6, as applicable, then the Company shall, subject to Sections 8.10 and 8.11, pay Executive an amount (which shall also be deemed a Gross-Up Payment) equal to the product of:

                (a) the sum of (1) such additional Excise Taxes and (2) any interest, penalties, expenses or other costs incurred by Executive as a result of having taken a position in accordance with a determination made pursuant to Section 8.5 or 8.6, as applicable, multiplied by

                (b) the Gross-Up Multiple.

            8.8 Gross-Up Multiple.  The Gross-Up Multiple shall equal a
                -----------------
        fraction, the numerator of which is one (1.0), and the denominator of which is one (1.0) minus the lesser of (i) the sum, expressed as a decimal fraction, of the effective after-tax marginal rates of all Taxes and any Excise Taxes applicable to the Gross-Up Payment or (ii) 0.80, it being intended that the Gross-Up Multiple shall in no event exceed five (5.0). (If different rates of tax are applicable to various portions of a Gross-Up Payment, the weighted average of such rates shall be used.)

            8.9 Opinion of Counsel.  "Executive Counsel Opinion" means an
                ------------------
        opinion of nationally-recognized executive compensation counsel to the effect (i) that the amount of the Gross-Up Payment determined by Executive pursuant to Section 8.6 is the amount that a court of competent jurisdiction, based on a final judgment not subject to further appeal, is most likely to decide to have been calculated in accordance with this Article and applicable law and (ii) if the Company has previously delivered a Company Certificate to Executive, that there is no reasonable basis or no substantial authority for the calculation of the Gross-Up Payment set forth in the Company Certificate. "Company Counsel Opinion" means an opinion of nationally-recognized executive compensation counsel to the effect that (i) the amount of the Gross-Up Payment set forth in the Company Certificate is the amount that a court of competent jurisdiction, based on a final judgment not subject to further appeal, is most likely to decide to have been calculated in accordance with this Article and applicable law and (ii) for purposes of
        Section 6662 of the Code, Executive has substantial authority to report on his federal income tax return the amount of Excise Taxes set forth in the Company Certificate.

            8.10 Amount Increased or Contested.
                 -----------------------------

                 (a) Executive shall notify the Company in writing (an "Executive's Notice") of any claim by the IRS or other taxing authority (an "IRS Claim") that, if successful, would require the payment by Executive of Excise Taxes in respect of Potential Parachute Payments in an amount in excess of the amount of such Excise Taxes determined in accordance with Section 8.5 or 8.6, as applicable. Such Executive's Notice shall include the nature and amount of such IRS Claim, the date on which such IRS Claim is due to be paid (the "IRS Claim Deadline"), and a copy of all notices and other documents or correspondence received by Executive in respect of such IRS Claim. Executive shall give his Executive's Notice as soon as practicable, but no later than the earlier of (i) 10 business days after Executive first obtains actual knowledge of such IRS Claim or (ii) five business days before the IRS Claim Deadline; provided, however, that Executive's failure to give such notice shall affect the Company's obligations under this Article only to the extent that the Company is actually prejudiced by such failure. If at least one business day before the IRS Claim Deadline the Company shall:

                (1) deliver to Executive a Company Certificate to the effect that the IRS Claim has been reviewed by the Company's independent auditors and, notwithstanding the IRS Claim, the amount of Excise Taxes, interest and penalties payable by Executive is either zero or an amount less than the amount specified in the IRS Claim,

                (2) pay to Executive an amount (which shall also be deemed a
            Gross-Up Payment) equal to the positive difference between (x) the product of the amount of Excise Taxes, interest and penalties specified in the Company Certificate, if any, multiplied by the Gross-Up Multiple, and (y) the portion of such product, if any, previously paid to Executive by the Company, and

                (3) direct Executive pursuant to Section 8.10(d) to contest the balance of the IRS Claim,

        then Executive shall pay only the amount, if any, of Excise Taxes, interest and penalties specified in the Company Certificate. In no event shall Executive pay an IRS Claim earlier than 30 days after having given an Executive's Notice to the Company (or, if sooner, the IRS Claim Deadline).

                (b) At any time after the payment by Executive of any amount of Excise Taxes or related interest or penalties in respect of Potential Parachute Payments (whether or not such amount was based upon a Company Certificate, an Executive's Determination or an IRS Claim), the Company may in its discretion require Executive to pursue a claim for a refund (a "Refund Claim") of all or any portion of such Excise Taxes, interest or penalties as the Company may specify by written notice to Executive.

                (c) If the Company notifies Executive in writing that the Company desires Executive to contest an IRS Claim or to pursue a Refund Claim, Executive shall:

                (i) give the Company all information that it reasonably requests in writing from time to time relating to such IRS Claim or Refund Claim, as applicable,

                (ii) take such action in connection with such IRS Claim or Refund Claim (as applicable) as the Company reasonably requests in writing from time to time, including accepting legal representation with respect thereto by an attorney selected by the Company, subject to the approval of Executive (which approval shall not be unreasonably withheld or delayed),

                (iii) cooperate with the Company in good faith to contest such
            IRS Claim or pursue such Refund Claim, as applicable,

                (iv) permit the Company to participate in any proceedings relating to such IRS Claim or Refund Claim, as applicable, and

                (iv) contest such IRS Claim or prosecute such Refund Claim (as applicable) to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company may from time to time determine in its discretion.

        The Company shall control all proceedings in connection with such IRS Claim or Refund Claim (as applicable) and in its discretion may cause Executive to pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the IRS or other taxing authority in respect of such IRS Claim or Refund Claim (as applicable); provided that (i) any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive relating to the IRS Claim is limited solely to such IRS Claim, (ii) the Company's control of the IRS Claim or Refund Claim (as applicable) shall be limited to issues with respect to which a Gross-Up Payment would be payable, and (iii) Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the IRS or other taxing authority.

                (d) The Company may at any time in its discretion direct Executive to (i) contest the IRS Claim in any lawful manner or (ii) pay the amount specified in an IRS Claim and pursue a Refund Claim; provided, however, that if the Company directs Executive to pay an IRS Claim and pursue a Refund Claim, the Company shall advance the amount of such payment to Executive on an interest-free basis and shall indemnify Executive, on an after-tax basis, for any Taxes, Excise Taxes, and any related interest or penalties imposed with respect to such advance.

                (e) The Company shall pay directly all legal, accounting and other costs and expenses (including additional interest and penalties) incurred by the Company or Executive in connection with any IRS Claim or Refund Claim, as applicable, and shall indemnify Executive, on an after-tax basis, for any Taxes, Excise Taxes and related interest and penalties imposed on Executive as a result of such payment of costs and expenses.

            8.11  Limitation on Gross-Up Payments.
                  -------------------------------

(a) Notwithstanding any other provision of this Article VIII, if the aggregate After-Tax Amount (as defined below) of the Potential Parachute Payments and Gross-Up Payment that, but for this Section 8.11, would be payable to Executive, does not exceed 110% of the After-Tax Floor Amount (as defined below), then no Gross-Up Payment shall be made to Executive and the aggregate amount of Potential Parachute Payments payable to Executive shall be reduced (but not below the Floor Amount) to the largest amount which would both (i) not cause any Excise Taxes to be payable by Executive and (ii) not cause any Potential Parachute Payments to become nondeductible by the Company by reason of Section 280G of the Code (or any successor provision). For purposes of the preceding sentence, Executive shall be deemed to be subject to the highest effective after-tax marginal rate of Taxes.

                (b) For purposes of this Section:

                     (i) "After-Tax Amount" means the portion of a specified
                amount that would remain after payment of all Taxes and Excise Taxes paid or payable by Executive in respect of such specified amount;

                    (ii) "Floor Amount" means the greatest pre-tax amount of
                Potential Parachute Payments that could be paid to Executive without causing him to become liable for any Excise Taxes in connection therewith; and

                    (iii)  "After-Tax Floor Amount" means the After-Tax Amount
                            ----------------------
                of the Floor Amount.

            8.12  Refunds.  If, after the receipt by Executive of any payment or
                  -------
        advance of Excise Taxes by the Company pursuant to this Article, Executive receives any refund with respect to such Excise Taxes, Executive shall (subject to the Company's complying with any applicable requirements of Section 8.10) promptly pay the Company the amount of such refund (together with any interest paid or credited thereon after Taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 8.10, a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such determination within 30 days after the Company receives written notice of such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid. Any contest of a denial of refund shall be controlled by Section 8.10.

            8.13  No Adverse Effect on Pooling of Interests.  Any benefits
                  -----------------------------------------
        provided to Executive under this Article VIII may be reduced or eliminated to the extent necessary, in the reasonable judgment of the Unicom Board, to enable the Company to account for a merger, consolidation or similar transaction as a pooling of interests; provided that (i) the Unicom Board shall have exercised such judgment and given Executive written notice thereof prior to the Effective Date, (ii) the determination of the Unicom Board shall be supported by a written certificate of the Company's independent auditors, a copy of which shall be provided to the Executive before the Effective Date, and (iii) if for any reason the Company shall, notwithstanding such exercise of judgment by the Unicom Board, fail to account for such merger, consolidation or other transaction as a pooling of interests for any fiscal period that includes the Termination Date, the Company shall, as soon as practicable after the end of such fiscal period and, in any event, within 10 business days after the its audited financial statements for such fiscal period first become publicly available, provide to Executive the excess, if any, of (x) each severance or other benefit determined pursuant to Article VIII (without giving effect to this Section 8.13) over (y) each corresponding severance or other benefit previously provided to Executive pursuant to Article VII or Article VIII.


                                      IX

Sections 9.1 through 9.17 are redesignated as Sections 10.1 through 10.17, respectively, and Sections 8.1 through 8.6 are redesignated as Sections 9.1 through 9.6, respectively.


                                       X

    Section 9.2(a) is amended by substituting "8.2(c)" for "9.2(c)" at the end of such Section.


                                      XI

    Section 9.2(b) is amended by substituting "held on the Agreement Date" for each reference to "now held" in the last sentence of such Section.


                                      XII

    Sections 9.4(a), 9.4(b) and 9.5(a) are each amended by substituting "9.1,
9.2 and 9.3" for each reference to "8.1, 8.2 and 8.3" included therein.


                                     XIII

    Sections 9.5(b), 9.5(c) and 10.17 are each amended by substituting "Article IX" for all references to "Article VIII" therein.


                                      XIV

    Section 10.10 is amended by substituting "9.1, 9.6 and 10.9" for the reference to "8.1, 8.6 and 9.9" included therein.

                                      XV

    Except as amended hereby, the Existing Employment Agreement, as previously amended, remains in full force and effect.


                                      XVI

    This Third Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

    IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the first date written above.


                        UNICOM CORPORATION



                        By:________________________________________
                                     Edward A. Brennan,
                                Chairman of the Compensation
                                Committee of the Board of Directors


                        By:________________________________________
                                     Donald P. Jacobs
                                Lead Non-employee Director


                        COMMONWEALTH EDISON COMPANY



                        By:________________________________________
                                     Edward A. Brennan,
                                Chairman of the Compensation
                                Committee of the Board of Directors


                        By:________________________________________
                                     Donald P. Jacobs
                                Lead Non-employee Director



                        EXECUTIVE:



                        ______________________________________
                                 John W. Rowe